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                                6,200,000 Shares

                          CORRECTIONAL PROPERTIES TRUST

                      Common Shares of Beneficial Interest

                             UNDERWRITING AGREEMENT

                                                              ___________, 1998

SMITH BARNEY INC.
PRUDENTIAL SECURITIES INCORPORATED
SBC WARBURG DILLON READ INC.
GENESIS MERCHANT GROUP SECURITIES LLC
SUN TRUST EQUITABLE SECURITIES CORPORATION

     As Representatives of the Several Underwriters

c/o  SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York 10013

Dear Sirs:

         Correctional Properties Trust, a Maryland real estate investment trust (the "Company"), proposes to issue and sell an aggregate of 6,200,000 shares (the "Firm Shares") of its common shares of beneficial interest, $0.001 par value per share (the "Common Shares"), to you and to the other several Underwriters named in SCHEDULE I hereto (collectively, the "Underwriters") for whom you are acting as representatives (the "Representatives"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in
Section 2 hereof, up to an additional 930,000 Common Shares (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

         The Company and the Underwriters agree that up to 620,000 shares of the Firm Shares to be purchased by the Underwriters (the "Reserved Shares") shall be reserved for sale at the public offering price by the Underwriters to certain eligible employees and persons having business relationships with the Company or Wackenhut Corrections or their affiliates, as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such shares of Reserved Shares are not orally confirmed for purchase by such eligible employees or persons having business relationships with the Company or Wackenhut Corrections or their affiliates by the end of the first business day after the date of this Agreement, such shares of Reserved Shares may be offered to the public as part of the public offering contemplated hereby.

         The Company, CPT Operating Partnership, L.P., a Delaware limited partnership of which the Company is the sole general partner and a limited partner (the "Operating Partnership"), CPT Limited Partner Inc., a Delaware corporation and a limited partner of the Operating Partnership ("CPT-LP"), Wackenhut Corrections Corporation, a Florida corporation and the sponsor of the Company ("Wackenhut Corrections"), and WCC RE Holdings Inc., a Florida corporation ("WCCRE"), wish to confirm as follows their respective agreements with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.




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         1. REGISTRATION STATEMENT AND PROSPECTUS. The Company and Wackenhut
Corrections have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-11 and Form S-3 (No. 333-46681) under the Act (the "Initial Registration Statement"), including a prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means the Initial Registration Statement (including all financial schedules and exhibits), as amended at the time it becomes effective, and any registration statement filed with the Commission pursuant to Rule 462(b) under the Act (the "Rule 462(b) Registration Statement") or, if the Initial Registration Statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Initial Registration Statement or Rule 462(b) Registration Statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the Initial Registration Statement or Rule 462(b) Registration Statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the Initial Registration Statement at the time of the initial filing of such registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. The term "Transaction Documents" as used in this Agreement means all documents executed in connection with the Formation Transactions, including, without limitation, the Purchase Agreement, the Option Agreements, the Leases and the Right to Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Prospectus.

         2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company, the Operating Partnership, CPT-LP, Wackenhut Corrections and WCCRE, respectively, herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_______ per Share (the "purchase price per share"), the number of Firm Shares set forth opposite the name of such Underwriter in SCHEDULE I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

         The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company, the Operating Partnership, CPT-LP, Wackenhut Corrections and WCCRE, respectively, herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised on one occasion only at any time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 930,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such



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Underwriter in SCHEDULE I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

         3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

         4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on ____________, 1998 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to the Company.

         5. AGREEMENTS OF THE COMPANY AND THE OPERATING PARTNERSHIP. The Company, the Operating Partnership and Wackenhut Corrections, jointly and severally, agree with the several Underwriters as follows:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company and Wackenhut Corrections will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

                  (b) The Company and Wackenhut Corrections will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Initial Registration Statement, any Rule 462(b) Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business,



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prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                  (c) The Company and Wackenhut Corrections will furnish to you, without charge, six (6) signed copies of the Initial Registration Statement and of each amendment thereto, including financial statements and all exhibits thereto, and any Rule 462(b) Registration Statement and will also furnish to you, without charge, such number of conformed copies of the Initial Registration Statement and of each amendment thereto, but without exhibits, and any Rule 462(b) Registration Statement as you may reasonably request.

                  (d) The Company and Wackenhut Corrections will not (i) file any amendment to the Initial Registration Statement or any Rule 462(b) Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall object after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

                  (e) Prior to the execution and delivery of this Agreement, the Company and Wackenhut Corrections have delivered to you, without charge, in such quantities as you have reasonably requested, copies of each Prepricing Prospectus. Each of the Company and Wackenhut Corrections consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky or real estate syndication laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company and Wackenhut Corrections.

                  (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. Each of the Company and Wackenhut Corrections consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky or real estate syndication laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or Wackenhut Corrections or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company and Wackenhut Corrections will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event



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that the Company or Wackenhut Corrections and you, as Representatives of the
several Underwriters, agree that the Prospectus should be amended or supplemented, the Company and Wackenhut Corrections, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                  (g) The Company and Wackenhut Corrections will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky or real estate syndication laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company or Wackenhut Corrections be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                  (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                  (i) During the period of five years hereafter, the Company and Wackenhut Corrections will furnish to you (i) as soon as available, a copy of each report of the Company or Wackenhut Corrections mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company or Wackenhut Corrections as you may reasonably request.

                  (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or Wackenhut Corrections to comply with the terms or fulfill any of the conditions of this Agreement, the Company and Wackenhut Corrections agree, jointly and severally, to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

                  (k) The Company will apply the net proceeds from the sale of the Shares in accordance with the description set forth in the Prospectus.

                  (l) If Rule 430A of the Act is employed, the Company and Wackenhut Corrections will timely file with the Commission the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                  (m) If Rule 462(b) of the Act is employed, the Company and Wackenhut Corrections shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of (i) 10:00 p.m. New York city time on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

                  (n) Except as provided or described in this Agreement or in the Prospectus, neither the Company, the Operating Partnership, Wackenhut Corrections nor any of their respective affiliates (including, without limitation, CPT-LP and WCCRE) will sell, offer to sell, solicit an offer to buy, contract to sell or otherwise transfer or dispose of any Common Shares or any securities convertible into or



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exercisable or exchangeable for Common Shares (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) for a period of 180 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc.; provided, however, that the foregoing restriction shall not prohibit the Company or the Operating Partnership from (i) granting options to purchase Common Shares, or issuing Common Shares, pursuant to the Company's 1998 Employee Share Incentive Plan or 1998 Non-Employee Trustees' Option Plan or (ii) issuing Common Shares, or securities convertible into Common Shares, in consideration for property acquired by the Company.

                  (o) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current officers and trustees, and certain other shareholders designated by you, each of whom is identified on SCHEDULE 5(O) hereto.

                  (p) Except as stated in this Agreement and in the Prospectus, neither the Company nor Wackenhut Corrections will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

                  (q) The Company will use its best efforts to have the Shares listed, subject to notice of issuance, on the New York Stock Exchange concurrently with the effectiveness of the Registration Statement.

                  (r) The Company and the Operating Partnership will in good faith enforce the material rights of the Company or any Subsidiary, and the obligations of any other party, under each of the Transaction Documents. Wackenhut Corrections will in good faith enforce the material rights of it and those of any subsidiary, and the obligations of any other party, under each of the Transaction Documents.

                  (s) The Company will ensure that the Reserved Shares will be restricted as required by the NASD or the NASD rules from sales, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. Upon such notification, the Company will, to the extent permitted by applicable law, direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

                  (t) The Company covenants with the Underwriters that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Reserved Shares are offered and/or sold.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND WACKENHUT CORRECTIONS. The Company, the Operating Partnership and CPT-LP, jointly and severally, represent and warrant to each Underwriter, and Wackenhut Corrections and WCCRE, jointly and severally, separately represent and warrant to each Underwriter (in the case of Wackenhut Corrections and WCCRE, solely with respect to the matters set forth in the following clauses of this Section 6 and only to the extent that representations and warranties are made regarding Wackenhut Corrections or WCCRE: (a), (b), (e), (i), (j), (k), (l), (m), (o), (p), (q),
(r), (s), (u), (v), (w), (aa), (ff) and (gg)) as follows:

                  (a) Each Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus. No stop order




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suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction.

                  (b) The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto shall become effective, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus that is a part thereof and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein, which information is described in its entirety in Section 12 below.

                  (c) The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with full trust power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered or qualified would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company.

                  (d) The Operating Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, with full partnership power and authority, to own, lease, and operate its properties (including, without limitation, the Initial Facilities), and to conduct its business as described in the Registration Statement and the Prospectus. The Operating Partnership is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business (after taking into account the purchase of the Initial Facilities) requires such registration or qualification, except where the failure to be so registered or qualified would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Operating Partnership.

                  (e) Each of Wackenhut Corrections, WCCRE and CPT-LP is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each such entity has full entity power and authority to conduct its business as described in the Registration Statement and the Prospectus. Each such entity is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the conduct of its business requires such registration or qualification, except where the failure to be so registered or qualified would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of any such entity.

                  (f) All the outstanding Common Shares of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free



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of any preemptive or similar rights that entitle or will entitle any person or entity to acquire any Shares upon the issuance thereof by the Company, and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus in all material respects. Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any beneficial interest of the Company or any security convertible into or exchangeable for beneficial interest of the Company. As of the Closing Date, the Company will have reserved a sufficient number of Common Shares for issuance upon the exercise of options for up to 675,000 Common Shares issued under the Company's share option plans.

                  (g) All of the outstanding Units of the Operating Partnership have been duly authorized and validly issued or created under the agreements forming such entity, are fully paid and will be owned or be held by the persons and entities in the percentage amounts set forth and in the manner described in the Prospectus. All such Units are owned by the Company directly, or indirectly through one of its subsidiaries, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance. The terms of the Units conform in all material respects to statements and descriptions thereof contained in the Prospectus. The Company is the sole general partner of the Operating Partnership and has sole voting, management and administrative control of CPT-LP.

                  (h) The Company has no direct or indirect subsidiaries other than the Operating Partnership and CPT-LP (the "Subsidiaries"). Other than the Subsidiaries, neither the Company nor the Operating Partnership owns, directly or indirectly, the securities of any corporation, partnership, joint venture, limited liability company, association or other business association.

                  (i) There are no actions, suits, proceedings pending or, to the best of our knowledge, threatened against or affecting the Company, any of the Subsidiaries or Wackenhut Corrections, or any of their respective partners, directors, trustees or officers in their capacity as such, or to which the Company, any of the Subsidiaries or Wackenhut Corrections, or any of their respective partners, directors, trustees or officers in their capacity as such, or to which any of their respective properties (including the Initial Facilities) is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

                  (j) Neither the Company, any of the Subsidiaries nor Wackenhut Corrections is in violation of its Declaration of Trust, Certificate or Articles of Incorporation, By-Laws, partnership agreement or other organizational documents, nor is in violation in any material respect of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, any of the Subsidiaries or Wackenhut Corrections, or of any decree of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries or Wackenhut Corrections, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company, any of the Subsidiaries or Wackenhut Corrections is a party or by which any of them or any of their respective properties may be bound.

                  (k) Neither the issuance and offer, and sale or delivery of the Shares, the execution, delivery or performance of this Agreement or the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Formation Transactions) by the Company, any Subsidiary or Wackenhut Corrections, as applicable, (i) required or requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in



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accordance with this Agreement), (ii) conflicted with, conflicts or will conflict with or constituted, constitutes or will constitute a breach of, or a default under, the Declaration of Trust, Certificate or Articles of Incorporation or By-Laws, partnership agreement or other organizational documents, of the Company, or any of the Subsidiaries or Wackenhut Corrections or under, any agreement, indenture, lease or other instrument to which the Company, any of the Subsidiaries or Wackenhut Corrections is a party or by which any of them or any of their respective properties may be bound, (iii) violated, violates or will violate any statute, law, regulation or ruling or judgment, injunction, order or decree applicable to the Company, any of the Subsidiaries or Wackenhut Corrections or any of their respective properties or assets, or
(iv) resulted or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of the Subsidiaries or Wackenhut Corrections pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                  (l) The accountants, Arthur Andersen LLP, who have audited the financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), are independent public accountants as required by the Act.

                  (m) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly, in all material respects, the consolidated financial position, results of operations and changes in cash flows of the respective entity, entities, property or properties, as applicable, at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as noted therein, and comply with the applicable accounting requirements of the Act and Rule 3-14 of Regulation S-X promulgated by the Commission. The other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the relevant entity, entities, property or properties, as applicable; the pro forma financial statements of the Company included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission, and the pro forma adjustments have been made upon management's reasonable good faith estimates of the pro forma adjustments and have been properly applied to the historical amounts in the compilation of such statements. No other financial statements, data or schedules are required by Form S-11, Form S-3, Regulation S-K, Regulation S-X or otherwise to be included or incorporated by reference in the Registration Statement.

                  (n) The Company has all trust power and authority, and the Operating Partnership has all partnership power and authority, to enter into this Agreement and each Transaction Document to which it is a party, and, in the case of the Company, to issue, sell and deliver the Shares to the Underwriters as provided in the Underwriting Agreement, and each of the Underwriting Agreement and each Transaction Document has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, as applicable, and, to the knowledge of the Company, each of the other parties thereto, and is a valid, legal and binding agreement of each of the Company and the Operating Partnership, as applicable, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency and other laws affecting creditors' rights and general principles of equity and except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy.

                  (o) Each of Wackenhut Corrections, WCCRE and CPT-LP has all entity power and authority to enter into this Agreement and each Transaction Document to which it is a party, and each of the Underwriting Agreement and each Transaction Document has been duly and validly authorized, executed and delivered by each such party thereto and is a valid, legal and binding agreement of each such party, enforceable against such party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency and other laws affecting creditors' rights and general principles of equity and except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy.

                  (p) The Purchase Agreement gives the Operating Partnership (directly or as assignee) the right (subject only to customary closing deliveries and closing conditions), upon payment of the amounts provided in such Purchase Agreement, to acquire the Initial Facilities. The Purchase Agreement and all deeds, assignments, and other documents delivered or to be delivered in connection therewith are legally sufficient to effect the sale to the Operating Partnership of all right, title and interest in and to the Initial Facilities upon payment of the amounts provided for in the Purchase Agreement. Upon the consummation of the transactions contemplated by the Purchase Agreement, the Operating Partnership (either directly or through a Subsidiary) will have, good and marketable and insurable title in fee simple to each of the Initial Facilities, in each case, free and clear of all liens, charges, encumbrances, claims, security interests, defects, and restrictions, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                  (q) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company, any of the Subsidiaries nor Wackenhut Corrections has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries, taken as a whole, or material to Wackenhut Corrections, and there has not been any change in the beneficial interest or capital stock, or material increase in the short-term debt or long-term debt, of the Company, any of the Subsidiaries or Wackenhut Corrections, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole or Wackenhut Corrections.

                  (r) Each of the Company or the Operating Partnership (either directly or through a Subsidiary) has, and after giving effect to the Formation Transactions will have, good and marketable and insurable title to all property (real and personal) described in the Prospectus as being or to be owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement.

                  (s) Neither the Company nor Wackenhut Corrections has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

                  (t) Each of the Company and each of the Subsidiaries has, and after giving effect to the Formation Transactions will have, such material permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties (including the Initial Facilities) and to conduct its business in the manner described in the Prospectus; each of the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus;

and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

                  (u) Each of the Company, together with the Subsidiaries, and Wackenhut Corrections maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, consistently applied, and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (v) Neither the Company nor any of its Subsidiaries nor Wackenhut Corrections nor any of their respective employees or agents has made any payment of funds of the Company, any Subsidiary or Wackenhut Corrections, as the case may be, or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                  (w) The Company, each of the Subsidiaries and Wackenhut Corrections have each filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary nor Wackenhut Corrections is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

                  (x) Except as described in the Prospectus, no person has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement or sale of the Shares as contemplated by this Agreement, to require registration under the Act of any Common Shares or other securities of the Company.

                  (y) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and neither the Company nor any of the Subsidiaries is aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

                  (z) Neither the Company nor any Subsidiary is now, and after sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will be, an "investment company," or entity "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (aa) Wackenhut Corrections has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act and the rules and regulations thereunder; each such document or report at the time it was filed conformed to the requirements of the Exchange Act and the rules and regulations thereunder; and none of such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (bb) The Company and its Subsidiaries are organized and intended to operate in the manner described in the Registration Statement so that the Company meets the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code and the rules and regulations thereunder as currently in effect. Each Subsidiary that is a partnership will be treated as a partnership, and not as an association taxable as a corporation or a publicly traded partnership, for federal income tax purposes.

                  (cc) The Shares are duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

                  (dd) Neither the Company nor any of its trustees, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (ee) Except as described in the Prospectus or provided in the Bank Credit Facility, the mortgages and deeds of trust encumbering the Facilities will not be cross-defaulted or cross-collateralized with any other property not owned directly or indirectly by the Company or any of the Subsidiaries.

                  (ff) (1) Each of the Initial Facilities, the Company, each of the Subsidiaries and Wackenhut Corrections (i) is, and as of the Closing Date will be, in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received, or will have received, as of the Closing Date and upon consummation of the Formation Transactions, as the case may be, all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) is, and will be as of the Closing Date, in material compliance with all terms and conditions of any such permit, license or approval.

                           (2) Except as may be specifically disclosed in the
Phase I Environmental Site Assessment reports referred to in the Prospectus (the "Environmental Reports"), the Company, the Subsidiaries and Wackenhut Corrections have not at any time and, to the knowledge of the Company and Wackenhut Corrections, no other party has at any time, handled, buried, stored (except with respect to cleaning materials reasonably used to operate the Facilities in the ordinary course, in normal quantities and in full compliance with law), retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Initial Facilities. The Company and the Subsidiaries will not use the Initial Facilities or any subsequently acquired Facilities for the purpose of handling, burying, storing (except with respect to cleaning materials reasonably used to operate the Facilities in the ordinary course, in normal quantities and in full compliance with law), retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials.

                           (3) Except as disclosed in the Environmental Reports,
to the knowledge of the Company there has been no seepage, leaking, escape, leaching, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under, or adjacent to the Initial Facilities or Option Facilities or onto lands from which such Hazardous Materials might seep, flow or drain into such waters.

                           (4) Except as disclosed in the Environmental Reports,
neither the Company nor any Subsidiary nor Wackenhut Corrections has received notice of any occurrence or circumstance which, with notice or passage of time or both, would give rise to any claim under or pursuant to any

Environmental Law pertaining to Hazardous Materials on or originating from the Initial Facilities or Option Facilities or arising out of the conduct of any such party.

                           (5) No environmental engineering firm which prepared
the Environmental Reports (or amendments thereto) or physical condition (engineering) reports with respect to the Initial Facilities or Option Facilities was employed for such purpose on a contingent basis or has any substantial interest in the Company or any Subsidiary or Wackenhut Corrections, nor do the Company or any Subsidiary or Wackenhut Corrections have any substantial interest in any such firm.

                  As used herein, "Hazardous Material" shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, asbestos, gasoline, oil and other petroleum products and byproducts, or any related material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, Environmental Laws such as the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, ET SEQ.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, ET SEQ.) or in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any federal, state or local governmental authority having or claiming jurisdiction over the Facilities as described in the Prospectus.

                  (gg) All physical condition (engineering) reports obtained for the Initial Facilities or Option Facilities are materially true and correct. Except as set forth in the structural reports described in the Prospectus, neither the Company nor any of the Subsidiaries nor Wackenhut Corrections is aware of any material capital expenditures (other than expenditures for maintenance in the ordinary course of business) which will be required in connection with any of the Initial Facilities or Option Facilities prior to the tenth anniversary of this Agreement.

                  (hh) As of the Closing Date and after giving effect to the Formation Transactions, the Company or the Operating Partnership, as the case may be, will have obtained ALTA Extended Coverage Owner's Policies of Title Insurance (10/17/92 Form)(the "ALTA Standard Form"), or comparable state promulgated policy, insuring the fee simple interest of the Company in each of the acquired properties. Each policy shall (i) provide coverage in an amount equal to the acquisition price of the subject property, (ii) be dated as of the Closing Date, (iii) be issued by title insurers acceptable to you in your sole and absolute discretion, and (iv) carry any such endorsements as may be reasonably required by you. Each policy shall be subject only to (a) the Permitted Exceptions (as defined in Section 8(m)(ii) of this Agreement) and (b) the standard exceptions included in the ALTA Standard Form.

                  (ii) The assets of the Company and the Subsidiaries do not, and as of the Closing Date and after giving effect to the any of the Transactions do not and will not constitute, "plan assets" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (jj) Each partnership agreement, agreement of limited partnership, other organizational or formation agreement, and each amendment thereto, of each Subsidiary that is a general or limited partnership (the "Organizational Documents") has been duly and validly authorized, executed and delivered by the Company and the applicable Subsidiaries party thereto, and each such Organizational Document constitutes the legal, valid and binding agreement of each party thereto, enforceable against each such party in accordance with its terms.

                  (kk) The Registration Statement, the Prospectus and any preliminary prospectus complies, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of the Reserved Shares.

                  (ll) No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental entity or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Reserved Shares are offered and/or sold outside of the United States.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company, the Operating Partnership and CPT LP, jointly and severally, and Wackenhut Corrections and WCCRE, separately and only to the extent of a claim based on information regarding Wackenhut Corrections and/or WCCRE, agree to indemnify and hold harmless each of you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or contained in the prospectus wrapper material or other material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the offer and/or sale of the Reserved Shares attached to, or included with, the Prospectus or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; PROVIDED, HOWEVER, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending within the time required by the Act. The foregoing indemnity agreement shall be in addition to any liability which the Company, the Operating Partnership and Wackenhut Corrections may otherwise have.

                  (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, the Operating Partnership or Wackenhut Corrections, such Underwriter or such controlling person shall promptly notify the Company, the Operating Partnership or Wackenhut Corrections, and the Company, the Operating Partnership or Wackenhut Corrections, as applicable, shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company, the Operating Partnership and Wackenhut Corrections have agreed in writing to pay such fees and expenses, (ii) the Company, the Operating Partnership and Wackenhut Corrections have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company, the Operating Partnership or Wackenhut Corrections and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company, the Operating Partnership or Wackenhut Corrections by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company, the Operating Partnership and Wackenhut Corrections shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company, the Operating Partnership and Wackenhut Corrections shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company, the Operating Partnership and Wackenhut Corrections shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there shall be a final judgment for the plaintiff in any such action, suit or proceeding, the Company, the Operating Partnership and Wackenhut Corrections agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Operating Partnership, CPT LP, Wackenhut Corrections and WCCRE, its directors or trustees and officers who sign the Registration Statement, and any person who controls the Company, the Operating Partnership, CPT LP, Wackenhut Corrections or WCCRE, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company, the Operating Partnership, CPT LP, Wackenhut Corrections or WCCRE to each Underwriter, but only with respect to losses, claims, damages, liabilities and expenses arising out of or based on information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, the Operating Partnership, CPT LP, Wackenhut Corrections or WCCRE, any of its directors or trustees or officers, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company, the Operating Partnership, CPT LP, Wackenhut Corrections and WCCRE by paragraph (b) above (except that if the Company, the Operating Partnership, CPT LP, Wackenhut Corrections or WCCRE, shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, the Operating Partnership, CPT LP, Wackenhut Corrections and WCCRE, its directors or trustees and officers, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

                  (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership, CPT LP, Wackenhut Corrections and WCCRE on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Operating Partnership, CPT LP, Wackenhut Corrections and WCCRE on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Operating Partnership, CPT LP, Wackenhut Corrections and WCCRE on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Operating Partnership, CPT LP, Wackenhut Corrections and WCCRE bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Operating Partnership, CPT LP, Wackenhut Corrections and WCCRE on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership, CPT LP, Wackenhut Corrections and WCCRE on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) [reserved]







                  (f) The Company, the Operating Partnership and Wackenhut Corrections and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in SCHEDULE I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

                  (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company, the Operating Partnership and Wackenhut Corrections set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company and its trustees or officers, the Operating Partnership, Wackenhut Corrections and its directions and officers, or any person controlling the Company or the Operating Partnership, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company and its trustees or officers, the Operating Partnership and its officers, Wackenhut Corrections and its directors and officers or any person controlling the Company or the Operating Partnership, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 7.

         8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, Wackenhut Corrections or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth, or results of operations of the Company, the Subsidiaries or Wackenhut Corrections not contemplated by the Prospectus, which in your reasonable opinion, as Representatives of the several Underwriters and after consultation with the Company, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company, or any officer, trustee or director of the Company the Operating Partnership or Wackenhut Corrections which makes any statement made in the Prospectus untrue or which, in the reasonable opinion of the Company, Wackenhut Corrections and their counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially, adversely affect the market for the Shares.

                  (c) You shall have received on the Closing Date, the opinion of Akerman, Senterfitt & Eidson, P.A., counsel for the Company, the Operating Partnership, the other Subsidiaries and Wackenhut Corrections, Venable, Baetjer & Howard, LLP, Maryland counsel to the Company, or James P. Rowan, General Counsel to Wackenhut Corrections, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, covering the matters set forth on EXHIBIT 8(C) attached hereto.

                  In rendering their opinions as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company or Wackenhut Corrections as to laws of any jurisdiction other than the United States and the State of Florida, provided that (1) each such local counsel is reasonably acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance, satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

                  (d) You shall have received on the Closing Date an opinion of Akerman, Senterfitt & Eidson, P.A., tax counsel to the Company, satisfactory in form and substance to you, to the effect that (i) the descriptions of the Federal income tax conclusions contained in the Prospectus under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussion contained therein fairly summarizes the Federal income tax considerations that may be material to a holder of the common shares, (ii) assuming the Company is operated in accordance with the assumptions and representations of management regarding its activities and intended activities, the Company will qualify as a REIT under the Code, and (iii) the Operating Partnership will be treated for Federal income tax purposes as a partnership and not as an association taxable as a corporation or as a publicly-traded partnership.

                  (e) You shall have received on the Closing Date an opinion of Battle Fowler LLP, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement and such other related matters as you may request.

                  (f) You shall have received comfort letters, including, but not limited to, certain agreed upon procedures, addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Arthur Andersen LLP, independent public accountants, substantially in the forms heretofore approved by you.

                  (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company or Wackenhut Corrections (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Initial Facilities or Option Facilities or the Company and the Subsidiaries, taken as a whole; (iv) the Company, the Subsidiaries and Wackenhut Corrections shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, or Wackenhut Corrections other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company, the Operating Partnership and Wackenhut Corrections contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company and Wackenhut Corrections (or such other officers as are acceptable to you), to the effect set forth in this Section 8(h) and in Section 8(j) hereof.

                  (h) On or prior to the Closing Date, the Representatives shall have received the executed "lock-up" letters referred to in Section 5(o).

                  (i) Neither the Company nor Wackenhut Corrections shall have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                  (j) The Shares shall have been listed or approved for listing upon notice of issuance on the New York Stock Exchange.

                  (k) All of the Transaction Documents shall have been executed and, if applicable, delivered contemporaneously with or prior to the sale of the Firm Shares.

                  (l) Each of the Formation Transactions shall have been consummated contemporaneously with or prior to the sale of the Firm Shares hereunder.

                  (m) The Company shall have delivered to the Underwriters satisfactory evidence of the following with respect to each Initial Facilities:

                           (i) a copy of an executed valid deed therefor, in
recordable form, naming the Company or the Operating Partnership, as applicable, as the grantee thereunder;

                           (ii) an ALTA Extended Coverage Owner's Policy of
Title Insurance or comparable state promulgated policy, or a commitment to issue such a policy, naming the Company or the Operating Partnership, as applicable, as named insured and insuring (or committing to insure) that the Company or a Subsidiary owns fee title to the real property in an amount equal to the acquisition price of each such property (and improvements located on such property), which policy (or commitment) shall be issued by a title insurance company reasonably acceptable to the Underwriters (any such person or persons, the "Title Company"), and shall contain as exceptions to title only the exceptions described in the Transaction Documents relating to the transfer of such Facility in connection with the applicable transaction or which counsel for the Underwriters shall have approved (the "Permitted Exceptions") and any such endorsements to such policy as the Underwriters may reasonably require;

                           (iii) a survey of such Initial Facility in form
satisfactory to the Underwriters and the Title Company in connection with the issuance of an ALTA Extended Coverage Owner's Policy of Title Insurance (or its equivalent) and certified by the surveyor to the Company or Operating Partnership, as the case may be, and the Title Company;

                           (iv) policies or certificates of insurance relating
to such Initial Facility evidencing coverages and in such amounts acceptable to you in your reasonable discretion and issued by carriers which have a Best's Rating of "A-" or better and a Best's Financial Category of XII or larger;

                           (v) copies of such affidavits, certificates and
instruments of indemnification as shall reasonably be required to induce the Title Company to issue the policy (or commitment) contemplated in subparagraph
(ii) above;

                           (vi) a schedule or other written evidence of checks
payable to the appropriate public officials in payment of all recording costs and transfer taxes (or checks or wire transfers to the Title Company in respect of such amounts) due in respect of any recording of instruments in connection with the applicable Transactions, together with a check or wire transfer for the Title Company in payment of the Title Company's premium, search and examination charges, survey costs and any other amounts due in connection with the issuance of its policy;

                           (vii) an engineering (structural) report from an
engineer or engineers and in a form reasonably satisfactory to you; and

                           (viii) such other agreements, documents, instruments,
reports, articles or evidences of payments properly executed and in proper recordable form, where applicable, as may be required pursuant to the Transaction Documents to effect the transfer of such Facility in connection with the Formation Transactions.

                  (n) The Company, the Operating Partnership and Wackenhut Corrections shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel in your reasonable discretion.

         Any certificate or document signed by an officer of the Company, the Operating Partnership and Wackenhut Corrections and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company, the Operating Partnership or Wackenhut Corrections, as applicable, to each Underwriter as to the statements made therein.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (g) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c), (d), (e) and (f) shall be revised to reflect the sale of Additional Shares.

         9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Rule 462(b) Registration Statements, each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all costs and expenses of the Underwriters in connection with matters related to the offer and/or sale of the Reserved Shares outside the United States (including, without limitation, the fees and expenses of counsel for the Underwriters) and all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the offer and/or sale of the Reserved Shares outside the United States.

         10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective
(i) upon the execution and delivery hereof by the parties hereto or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission.

Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

                  If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Firm Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in SCHEDULE I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Firm Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Firm Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
SCHEDULE I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

         Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company, the Operating Partnership or Wackenhut Corrections, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Florida shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         12. INFORMATION FURNISHED BY THE UNDERWRITERS. The Company, the Operating Partnership and Wackenhut Corrections acknowledge and agree that the statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, the list of Underwriters and their respective allotments appearing under the caption "Underwriting" in the Prospectus and the statements in the first and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

         13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered: (i) if to the Company, the Operating Partnership or CPT-LP, at the office of the Company at Gardens Plaza, Suite 430, 3300 PGA Boulevard, Palm Beach Gardens, Florida 33410, Attention: Charles R. Jones, President and Chief Executive Officer; or (ii) if to Wackenhut Corrections or WCCRE, at the office of Wackenhut Corrections at 4200 Wackenhut Drive, #100, Palm Beach Gardens, Florida 33410, Attention: James P. Rowan, Esq.; or (iii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its trustees and officers, the Operating Partnership, Wackenhut Corrections, its directors and officers, WCCRE and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

         14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Operating Partnership, CPT-LP, Wackenhut Corrections, WCCRE and the several Underwriters.

                                      Very truly yours,

                                      CORRECTIONAL PROPERTIES TRUST



                                      By:
                                         --------------------------------------
                                         Charles R. Jones, President and
                                         Chief Executive Officer


                                      CPT OPERATING PARTNERSHIP L.P.



                                      By: Correctional Properties Trust,
                                          its general partner



                                          By:
                                          -------------------------------------
                                          Charles R. Jones
                                          President and Chief Executive Officer


                                      CPT LIMITED PARTNER INC.


                                      By:
                                         --------------------------------------
                                            Name:
                                            Title:


                                      WACKENHUT CORRECTIONS CORPORATION


                                      By:
                                         --------------------------------------
                                            Name:
                                            Title:



                                      WCC RE HOLDINGS INC.



                                      By:
                                         --------------------------------------
                                           Name:
                                           Title:

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

SMITH BARNEY INC.,

As Representative of the Several Underwriters



By:       SMITH BARNEY INC.

          By:
             ---------------------------------
               Managing Director

                                   SCHEDULE I

                          CORRECTIONAL PROPERTIES TRUST



                                                                        NUMBER OF
UNDERWRITER                                                            FIRM SHARES
-----------                                                            -----------
Smith Barney Inc....................................................
Prudential Securities Incorporated..................................
SBC Warburg Dillon Read Inc.........................................
Genesis Merchant Group Securities LLC...............................
Sun Trust Equitable Securities Corporation..........................

                                                                        ---------
            Total..................................................     6,200,000
                                                                        =========


                                  SCHEDULE 5(o)

                 Persons and Entities to Deliver Lock-up Letters

                                 George C. Zoley
                                Charles R. Jones
                               George R. Wackenhut
                              Richard R. Wackenhut
                              Anthony D. Travisono
                               Clarence E. Anthony
                                 James D. Motta
                                William M. Murphy
                              Robert R. Veach, Jr.
                                Patrick T. Hogan
                                 Wayne Calabrese
                                 James O'Rourke
                                Robert Mianowski
                                   Carol Brown
                                Patricia Persante
                                David N.T. Watson
                                 Alan Bernstein
                                  Robert Kneip
                               Fernando Carrizosa
                                 Philip Maslowe
                                 James P. Rowan
                                 Sandra Nusbaum

                                  EXHIBIT 8(c)

                              Form of Legal Opinion